                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 Wellman, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                                 WELLMAN, INC.
                             595 SHREWSBURY AVENUE
                          SHREWSBURY, NEW JERSEY 07702

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TUESDAY, MAY 15, 2001
           OYSTER POINT HOTEL, 146 BODMAN PLACE, RED BANK, NEW JERSEY
                        10:00 AM, EASTERN DAYLIGHT TIME

To the Stockholders of
Wellman, Inc.

You are cordially invited to attend the 2001 Annual Meeting of the Stockholders of Wellman, Inc. to:

     - Elect directors.

     - Approve the amendment to the Corporation's 1997 Stock Option Plan to increase by 1,250,000 the number of shares of Common Stock that may be issued pursuant to that Plan.

     - Ratify the adoption of the Corporation's Directors Stock Option Plan.

     - Ratify the Board's selection of Ernst & Young LLP as independent auditors for 2001.

     - Conduct other business properly brought before the meeting.

Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

                                          Sincerely yours,

                                          DAVID K. DUFFELL
                                          -----------------
                                          Secretary

April 23, 2001

                                 WELLMAN, INC.
                             595 SHREWSBURY AVENUE
                          SHREWSBURY, NEW JERSEY 07702

                                PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed, beginning April 23, 2001, to owners of shares of Wellman, Inc. Common Stock in connection with the solicitation of proxies by the Board of Directors for the 2001 Annual Meeting of Stockholders. This proxy procedure is necessary to permit all Wellman, Inc. stockholders, many of whom live throughout the United States and are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

--------------------------------------------------------------------------------

                                    CONTENTS

                                                              PAGE
                                                              ----
Voting Procedures...........................................    3
Corporate Governance........................................    7
Election of Directors (Item 1 on Proxy Card)................    8
Proposed Amendment to 1997 Stock Option Plan (Item 2 on
  Proxy Card)...............................................   10
Adoption of Directors Stock Option Plan (Item 3 on Proxy
  Card).....................................................   12
Ratification of Selection of Independent Accountants (Item 4
  on Proxy Card)............................................   14
Finance and Audit Committee Report..........................   15
Executive Compensation......................................   16
Other Matters...............................................   23

                               VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted by written notice to the Chairman of Wellman, by submission of a proxy bearing a later date, or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting's adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted as recommended by the Board of Directors.

WHO CAN VOTE? Stockholders as of the close of business on March 31, 2001 are entitled to vote. On that day, approximately 31,779,884 shares of Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting.

HOW DO I VOTE? Whether you plan to attend the Annual Meeting and vote in person or not, we urge you to complete, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

HOW ARE VOTES COUNTED? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If your shares are held in your broker's name, your broker may vote those shares only on matters deemed routine by the New York Stock Exchange, such as the election of Directors and ratification of the selection of independent accountants. On non-routine matters, such as the amendment of the 1997 Stock Option Plan and the adoption of the Directors Stock Option Plan, your broker cannot vote unless it receives instructions from you. If your broker doesn't vote your shares on the amendment to the Stock Option Plan or the adoption of the Directors Stock Option Plan, such "broker non-votes" do not count as "shares present." This means that a broker non-vote could reduce the number of affirmative votes that are necessary to approve each of these amendments. As a result, a broker non-vote has the same effect as a vote "against" the amendment and the Directors Stock Option Plan.

WHO IS THE PROXY SOLICITOR? First Union National Bank has been retained by Wellman to assist in the distribution of proxy materials and tabulation of votes for a nominal fee plus reimbursement of out-of-pocket expenses.

WHICH STOCKHOLDERS OWN AT LEAST 5% OF WELLMAN? The following table shows, as of March 31, 2001, all persons we know to be "beneficial owners"(1) of more than 5% of Wellman's Common Stock. This information is based on reports on Schedule 13G filed with the Securities and Exchange Commission ("SEC") by the firms listed in the table below. If you wish, you may obtain copies of these reports from the SEC.

NAME AND ADDRESS                                            NUMBER OF SHARES    PERCENT
----------------                                            ----------------    -------
J.P. Morgan Chase & Co....................................     2,902,515(2)      9.10%
  270 Park Ave.
  New York, NY 10017
Dimensional Fund Advisors Inc.............................     2,537,800(3)      7.99%
  1299 Ocean Avenue
  Santa Monica, CA 90401
Wellington Management Company, LLP........................     2,521,300(4)      7.94%
  75 State Street
  Boston, MA 02109
Mellon Financial Corporation..............................     2,106,720(5)      6.63%
  One Mellon Center
  Pittsburgh, PA 15258
AXA Assurance I.A.R.D. Mutuelle...........................     1,664,242(6)      5.20%
  370, Rue Saint Honore
  75001 Paris, France

---------------
(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Wellman Common Stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

(2) J.P. Morgan Chase & Co. has sole voting power over 2,299,615 shares and sole dispositive power over 2,892,415 shares.

(3) Dimensional Fund Advisors Inc. has sole voting and investment power over the shares listed.

(4) Wellington Management Company, LLP has shared voting power over 1,041,000 shares and shared dispositive power over 2,521,300 shares.

(5) Mellon Financial Corporation has sole voting power over 1,855,785 shares, shared voting power over 182,100 shares, and sole dispositive power over 2,106,770 shares. Its subsidiaries, Boston Group Holdings, Inc. and The Boston Company, Inc., each has sole voting power over 1,458,896 shares, shared voting power over 182,100 shares, and sole dispositive power over 1,674,976 shares.

(6) AXA Assurances I.A.R.D. Mutuelle is a parent holding company. AXA Rosenberg (U.S.), a subsidiary, has sole voting power over 189,500 shares and shared dispositive power over 316,000 shares. Alliance Capital Management, L.P., also a subsidiary, has sole voting power over 1,121,100 shares, shared voting power over 18,775 shares, and sole dispositive power over 1,348,242.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

The following table shows, as of March 31, 2001, the Wellman Common Stock owned beneficially by Wellman's directors and executive officers. Except for Mr. Duff, Wellman's Chairman, Chief Executive Officer and a director, no director or executive officer owns beneficially 1% or more of the outstanding shares of Wellman Common Stock. All directors and executive officers of Wellman as a group beneficially own 5.4% of the outstanding shares of Wellman Common Stock.

                                                             AMOUNT        PERCENTAGE OF
                                                          BENEFICIALLY        COMMON
NAME                                                     OWNED(1)(2)(3)        STOCK
----                                                     --------------    -------------
Thomas M. Duff.........................................      770,677            2.4%
James B. Baker.........................................       31,775             --
Clifford J. Christenson................................      312,876             --
Richard F. Heitmiller..................................       23,497             --
Gerard J. Kerins.......................................        6,064             --
James E. Rogers........................................       25,745             --
Marvin O. Schlanger....................................        8,672             --
Roger A. Vandenberg....................................       43,974             --
John R. Hobson.........................................      139,513             --
Keith R. Phillips......................................      139,349             --
Joseph C. Tucker.......................................      125,057             --
All Directors and Executive Officers as a Group (15
  persons).............................................    1,927,710            5.9%

---------------
(1) Each of the directors and executive officers listed has sole voting and investment power over the shares listed, except for Mr. Baker. Of the shares listed for Mr. Baker, 200 are owned by his wife.

(2) The number of shares shown for each non-employee director includes the 2,000 restricted shares of Wellman Common Stock that were granted to each director at the time he was first elected to the board. These restricted shares vest over a three-year period. Each of the 2,000 restricted shares of Messrs. Baker, Heitmiller, Rogers and Vandenberg have vested. Mr. Schlanger's 2,000 restricted shares vest in three installments on January 12, 2000, 2001 and 2002. Mr. Kerins' 2000 restricted shares vest in three installments on August 30, 2000, 2001 and 2002. For more information on these restricted shares, see "Corporate Governance -- Director Compensation" on page 7.

     The number of shares shown for each non-employee director also includes the following shares that may be acquired upon exercise of stock options that were exercisable as of March 31, 2001 or that will become exercisable within 60 days of that date: Mr. Baker, 6,000; Mr. Heitmiller, 9,000; Mr. Kerins, 1,000; Mr. Rogers, 7,000; Mr. Schlanger, 2,000; and Mr. Vandenberg, 9,000. For more information on directors' stock options, see "Corporate Governance -- Director Compensation" on page 7.

     The number of shares shown for each non-employee director also includes the following restricted shares that were awarded under the Deferred Compensation and Restricted Stock Plan: Mr. Baker, 22,699; Mr. Heitmiller, 10,163; Mr. Kerins, 2,064; Mr. Rogers, 13,745; Mr. Schlanger, 3,172; and
     Mr. Vandenberg, 30,998. For more information on the

     Deferred Compensation and Restricted Stock Plan, see "Corporate Governance -- Director Compensation" on page 7.

(3) The number of shares shown for each executive officer includes the following shares that may be acquired upon exercise of stock options that were exercisable as of March 31, 2001 or that will become exercisable within 60 days of that date: Mr. Duff, 314,840; Mr. Christenson, 223,440; Mr. Hobson, 113,560; Mr. Phillips, 108,640; and Mr. Tucker, 93,960.

     The number of shares shown for each executive officer also includes the following restricted shares that were awarded under the Deferred Compensation and Restricted Stock Plan: Mr. Duff, 41,346; Mr. Christenson, 33,556; Mr. Hobson, 10,897; Mr. Phillips, 19,808; and Mr. Tucker, 16,120.
     For more information on the Deferred Compensation and Restricted Stock Plan, see "Executive Compensation -- Report of the Compensation Committee on Executive Compensation" on page 16.

     The number of shares shown for each executive officer also includes the number of shares of Wellman Common Stock owned indirectly as of March 31, 2001 by such officer in Wellman's Employee Stock Ownership Plan and Retirement Plan: Mr. Duff, 3,631 and 31,860; Mr. Christenson, 3,705 and 52,175; Mr. Hobson, 4,305 and 10,751; Mr. Phillips, 2,998 and 7,903; and
     Mr. Tucker, 3,985 and 10,101.

Wellman has adopted a stock ownership policy for its directors and executive officers. Under this policy, directors and executive officers are required to beneficially own targeted amounts of Wellman Common Stock. These targets are based on compensation levels, with increasing amounts of stock required to be owned by the higher-paid executives. As of December 31, 2000, the non-employee directors and executive officers were required by the stock ownership policy to own approximately $.8 million and $3.2 million worth of Wellman Common Stock, respectively. They actually owned approximately $2.0 million and $13.3 million, respectively, on that date.

                              CORPORATE GOVERNANCE

In accordance with Delaware General Corporation Law and the Wellman Certificate of Incorporation and Bylaws, Wellman's business, property and affairs are managed under the direction of the Board of Directors. Although Directors are not involved in the day-to-day operating details, they are kept informed of Wellman's business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Chief Executive Officer and other officers of the Company at meetings of the Board of Directors and committees of the Board.

MEETING OF THE BOARD. The Board of Directors held six meetings in 2000. Each of the incumbent Directors attended at least 75% of the Board and committee meetings to which the Director was assigned.

COMMITTEES OF THE BOARD. The Board of Directors has established three standing committees. Directors' committee memberships are included in their biographical information beginning on page 8.

Finance and Audit Committee -- monitors the auditing, accounting, methods of financing and financial reporting of the Company. The committee makes recommendations to the Board concerning the accounting firm to be employed as the independent auditors and consults with these auditors with regard to the adequacy of internal controls, the scope and results of their audits and Wellman's financial statements. The committee met seven times in 2000.

Compensation Committee -- responsible for overseeing Wellman's compensation programs, including recommending compensation for senior management and the granting of stock options. The committee met four times in 2000.

Corporate Governance Committee -- responsible for reviewing the composition, size and organization of the Board and its committees, and for reviewing and making recommendations with regard to director compensation. This committee is also charged with the responsibility of responding to major shareholder issues, assessing Board performance and reviewing candidate qualifications for Board membership and recommending director nominations. The committee met four times in 2000.

DIRECTOR COMPENSATION. Each non-employee director receives fees of $35,000 per year, plus $1,500 for each board or Committee meeting attended in person and $750 for each telephonic meeting attended. Each chairperson of the Board committee also receives an annual fee of $4,000. In accordance with the Deferred Compensation and Restricted Stock Plan, 50% of the annual retainer fee is paid in restricted stock. In addition, the Plan allows directors to defer up to 50% of any other cash remuneration due to them. Restricted stock awards are granted for such deferred compensation.

Prior to 2000, at the time of his election to the Board, each non-employee director received 2,000 shares of Wellman's Common Stock which vested over a period of three years commencing on the election date, provided he continuously served as a director for the preceding twelve months. This plan was discontinued in 2000.

Each non-employee director also receives annually options to acquire 1,000 shares of Wellman's Common Stock. See "Adoption of Directors Stock Option Plan" below.

Employee directors receive no compensation for their Board service.

                             ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

Under the terms of the Bylaws, the Wellman Board consists of eight members. The eight nominees named on the following pages were renominated by the Board to serve as directors for an additional one-year term. Each nominee has consented to stand for election and the Board does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominees and any substitute nominee(s) designated by the Board. If no substitute nominee(s) are designated, the size of the Board will be reduced. Director elections are determined by a plurality of the votes cast.

The following biographies provide a brief description of each nominee's principal occupation and business experience, age (as of March 31, 2001), directorships held in other public corporations and Board Committee memberships.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE LISTED NOMINEES.

                                          PRINCIPAL OCCUPATION DURING                DIRECTOR
         NAME AND AGE                         THE PAST FIVE YEARS                      SINCE
         ------------                     ---------------------------                --------
Thomas M. Duff, 53............  Chairman since 1999 and Chief Executive Officer   August, 1985
                                and director of Wellman since its inception in
                                1985. President from 1985 to 1999.
James B. Baker, 55............  Partner of River Associates, LLC (private equity  August, 1994 investment fund) since 1993. Prior to 1993,
                                President and Chief Operating Officer
                                (1991-1992) and Senior Vice President
                                (1987-1991) of CONSTAR International, Inc.
                                (plastic container manufacturer). Chair of the
                                Finance and Audit Committee and member of the
                                Governance Committee.
Clifford J. Christenson, 51...  President of Wellman since 1999, Executive Vice   November, 1995
                                President of Wellman from 1993 to 1999 and Chief
                                Operating Officer since 1995.
Richard F. Heitmiller, 72.....  President of Richard F. Heitmiller, Inc.          November, 1988
                                (consulting firm) since 1982. From 1971 until
                                1982, various executive positions with Arthur D.
                                Little, Inc. (management consultants) and Vice
                                President of its Decision Resources subsidiary.
                                Also a director of RadiciSpandex Corp. (a
                                worldwide spandex supplier). Chair of the
                                Governance Committee and member of the Finance
                                and Audit Committee.
Gerard J. Kerins, 53..........  Chairman of the Board, Insulair, Inc. (producer   August, 1999
                                of paper packaging) since March 2000. President,
                                CEO and director of Continental PET
                                Technologies, Inc. (producer of PET containers)
                                from 1983 to 1998. Member of the Finance and
                                Audit Committee and the Compensation Committee.

                                          PRINCIPAL OCCUPATION DURING                DIRECTOR
         NAME AND AGE                         THE PAST FIVE YEARS                      SINCE
         ------------                     ---------------------------                --------
James E. Rogers, 55...........  President of SCI Investors, Inc. (investment      September, 1993
                                company) since 1993. From 1991 until 1993,
                                President and Chief Executive Officer of
                                Specialty Coatings International Inc. (a
                                manufacturer). Prior to 1991, Senior Vice
                                President and Group Executive of James River
                                Corporation (a paper manufacturer). Mr. Rogers
                                is also a director and member of the
                                Compensation Committee of Owens & Minor, Inc. (a
                                medical and surgical supplies distributor), a
                                director and member of the Compensation and
                                Audit Committees of Caraustar Industries, Inc.
                                (a paper manufacturer), a director and member of
                                the Audit Committee of Chesapeake Corp. (a
                                packaging manufacturer), and a director and
                                member of the Compensation and Audit Committees
                                of Cadmus Communications Corporation (an
                                integrated graphic communications provider).
                                Member of the Finance and Audit Committee and
                                the Compensation Committee.
Marvin O. Schlanger, 52.......  Principal of Cherry Hill Chemical Investments,    January, 1999
                                LLC (a chemical and allied industries management
                                services firm) since 1998. Chairman of
                                Resolution Performance Products, Inc. (a
                                specialty chemicals company) since 2000.
                                President and Chief Executive Officer of ARCO
                                Chemical Company in 1998; Executive Vice
                                President and Chief Operating Officer of ARCO
                                Chemical Company from 1994 to 1998; prior to
                                1994, Chief Financial Officer and director. Also
                                a director and member of the Audit and Finance
                                Committee of UGI Corporation (utility holding
                                company), and a director and member of the
                                Compensation Committee of OreChem Ltd. (an
                                internet provider of services to chemical
                                industry). Chair of the Compensation Committee
                                and member of the Governance Committee.
Roger A. Vandenberg, 53.......  President of Cariad Capital, Inc. (investment     August, 1985
                                advisor) since its inception in 1992. Managing
                                Director of Narragansett Capital, Inc.
                                (investment advisor) since its inception in
                                1986. Also a general partner of the general
                                partner of Narragansett Capital Partners-A and
                                -B, L.P. (venture capital funds) and a general
                                partner of the general partner of Narragansett
                                First Fund (a venture capital fund). Mr.
                                Vandenberg is also a director, member of the
                                Compensation Committee and chairman of the Audit
                                Committee of Monaco Coach Corporation (a
                                manufacturer of motor homes). Member of the
                                Finance and Audit Committee and the Compensation
                                Committee.

                  PROPOSED AMENDMENT TO 1997 STOCK OPTION PLAN
                              ITEM 2 ON PROXY CARD

The Wellman, Inc. 1997 Stock Option Plan (the "Option Plan") was adopted by the Wellman stockholders on May 20, 1997. On March 21, 2001, the Board adopted an amendment to the Option Plan to increase the number of shares of Common Stock issuable under the Option Plan by 1,250,000. The number of shares available for issuance under the Option Plan has been fully depleted. As of December 31, 2000, 13,700 shares of Common Stock had been issued pursuant to the Option Plan. The proposed amendment changes only the number of shares available under the Option Plan; the other provisions are not affected by the proposed amendment.

BOARD RECOMMENDATIONS

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE AMENDMENT TO THE OPTION PLAN. Approval of this amendment will require the favorable vote of a majority of the shares entitled to vote on the amendment who are present in person or represented by proxy at the Annual Meeting.

DESCRIPTION OF THE OPTION PLAN

The principal features of the Option Plan are summarized below. Copies of the Option Plan are available free of charge upon request from Wellman.

Participation. Wellman's key employees and managerial employees (including officers, whether or not they are directors) are eligible to receive options under the Option Plan. A director who is not a full-time Wellman employee is not eligible to receive options under the Option Plan. Approximately 117 employees have been granted options under the Option Plan as of December 31, 2000.

Administration. The Option Plan is administered by the Compensation Committee of the Board, which determines the employees eligible for options, the number of shares subject to each option, and interprets and construes the terms of the Option Plan.

Terms of Options. The options granted pursuant to the Option Plan are non-qualified stock options. Options granted under the Option Plan generally vest 20% beginning on each of the first through fifth anniversaries of the grant date. However, if the optionee's employment is terminated for cause (as defined in the Option Plan) or if the optionee resigns and subsequently competes with Wellman, the option does not vest. If the optionee's employment is terminated because of death or disability, any options granted are deemed vested as if the termination date were the next anniversary of the grant date. If a change of control (as defined in the Option Plan) occurs, all outstanding options immediately vest.

The vested portion of the options may be exercised for 11 years from the grant date.

The option price is equal to the average of the highest and lowest sales prices of the Wellman Common Stock on the New York Stock Exchange on the 20 trading days prior to the grant date.

Termination of Options. Options generally terminate one year after termination of employment. If employment is terminated because of death, disability, or retirement on or after age 55, the options terminate three years after such event. If employment is terminated for cause (as defined in the Option Plan) or if the optionee resigns and subsequently competes with Wellman, then the option is not exercisable at any time. Options are not transferrable except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order or to a permitted transferee if no consideration is paid for such transfer.

Stock Dividends or Splits. Appropriate adjustments will be made in the number of shares covered by each option and to the option price in the event of any change in Wellman's voting stock due to any recapitalization, merger, consolidation, split-up, combination or exchange at a price substantially below market value or of any similar change affecting Wellman's voting stock.

Duration and Amendment of Plan. The Option Plan remains in effect until all shares subject to the Option Plan have been purchased pursuant to options. The Board may amend or terminate the Option Plan at any time. However, without stockholder approval the Board may not increase the maximum number of shares covered by the Option Plan, change the manner of determining the option price, or change the period when options may be exercised. No termination or amendment may adversely affect the rights of existing optionees without their consent.

Federal Income Tax Consequences. Neither the grant nor the vesting of non-qualified stock options results in taxable income to the optionee or in a tax deduction to Wellman. Upon exercise of a non-qualified option, the amount by which the fair market value of Wellman Common Stock on the date of exercise exceeds the option price is taxed as ordinary income realized by the optionee. Wellman is generally entitled to a deduction in the same amount.

Income realized by the optionee upon exercise of the option will constitute "wages" subject to income tax withholding requirements. The optionee's tax basis for the shares acquired will be the exercise price paid for such shares increased by the amount of the taxable income attributable to the exercise. Any gain or loss realized on the disposition of the shares will be capital gain or loss. Whether such capital gain or loss is long-term depends upon whether the shares have been held for more than one year following the date on which income upon the exercise of the option is realized.

Under Section 162(m) of the Internal Revenue Code, no deduction will be allowed for applicable employee remuneration with respect to certain employees to the extent the employee's remuneration for the taxable year exceeds $1,000,000. However, the exercise of stock options under the Option Plan qualifies as "qualified performance-based compensation" within the meaning of Treasury Regulations Section 1.162-27. As a result, generally taxable income recognized by the employee in connection with stock options will be fully deductible by Wellman.

The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement. These laws and regulations are subject to change. Optionees may also be subject to state and local taxes in connection with the grant or exercise of non-qualified options granted under the Option Plan and the sale or other disposition of shares acquired upon exercise of options.

                    ADOPTION OF DIRECTORS STOCK OPTION PLAN
                              ITEM 3 ON PROXY CARD

The Directors Stock Option Plan (the "Directors Plan") is intended to encourage the non-employee directors to acquire or increase their proprietary interest in Wellman's success, as well as to provide an incentive to remain as directors of Wellman. The Directors Plan was adopted by the Wellman Board on March 21, 2001 to replace the existing directors stock option plan which terminates this year. On that date, six directors were eligible to participate in the Directors Plan.

BOARD RECOMMENDATION

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE ADOPTION OF THE DIRECTORS PLAN. Approval of this Plan will require the favorable vote of a majority of the shares entitled to vote on the Directors Plan who are present in person or represented by proxy at the Annual Meeting.

DESCRIPTION OF THE DIRECTORS PLAN

The principal features of the Directors Plan are summarized below. Copies of the Directors Plan are available free of charge upon request from Wellman.

Participation. Wellman's directors who are not full-time Wellman employees are eligible to receive options under the Directors Plan.

Administration. The Directors Plan is administered by the Compensation Committee of the Board, which interprets and construes the terms of the Directors Plan.

Terms of the Options. Each eligible director automatically is granted a non-qualified stock option to purchase 1,000 shares of Wellman Common Stock on the eighth business day after the public announcement of Wellman's annual earnings results for the prior year. The option price is equal to the average of the highest and lowest sales prices of the Wellman Common Stock on the New York Stock Exchange on the 20 trading days prior to the grant date.

The options granted under the Directors Plan vest on the first anniversary of the grant date. However, if the director's term of office is terminated for cause (as determined by the Compensation Committee), the option does not vest. If the director's term of office is terminated because of death or disability, all outstanding options immediately vest. If a change of control (as defined in the Directors Plan) occurs, all outstanding options immediately vest.

The vested portion of the options may be exercised for 11 years from the grant date.

Termination of Options. Options generally terminate one year after the director's term of office terminates. If the director's term of office is terminated because of death, disability or retirement on or after age 55, the options terminate three years after such event. If the term of office is terminated for cause (as determined by the Compensation Committee), then the option is not exercisable at any time. Options are not transferable except by will, the laws of descent and distribution, pursuant to a qualified domestic relations order or to a permitted transferee if no consideration is paid for such transfer.

Stock Dividends or Splits. Appropriate adjustments will be made in the number of shares covered by each option and to the option price in the event of any change in Wellman's voting stock due to any recapitalization, merger, consolidation, split-up, combination or exchange at a price substantially below market value or of any similar change affecting Wellman's voting stock.

Duration and Amendment of Plan. The Directors Plan remains in effect until all shares subject to the Directors Plan have been purchased pursuant to options. The Board may amend or terminate the Directors Plan at any time. However, without stockholder approval the Board may not increase the maximum number of shares covered by the Directors Plan, change the manner of determining the option price, or change the period when options may be exercised. No termination or amendment may adversely affect the rights of existing optionees without their consent.

Federal Income Tax Consequences. Neither the grant nor the vesting of non-qualified stock options results in taxable income to the optionee or in a tax deduction to Wellman. Upon exercise of a non-qualified option, the amount by which the fair market value of Wellman Common Stock on the date of exercise exceeds the option price is taxed as ordinary income realized by the optionee. Wellman is generally entitled to a deduction in the same amount.

The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement. These laws and regulations are subject to change. Optionees may also be subject to state and local taxes in connection with the grant or exercise of non-qualified options granted under the Directors Plan and the sale or other disposition of shares acquired upon exercise of options.

                          RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS
                              ITEM 4 ON PROXY CARD

Subject to stockholder ratification, the Board of Directors, acting upon the recommendation of the Finance and Audit Committee, has reappointed the firm of Ernst & Young LLP as independent auditors to examine the financial statements of Wellman for the fiscal year 2001. Ratification requires the affirmative vote of a majority of eligible shares present and voting at the Annual Meeting, in person or by proxy. If this appointment is not ratified by stockholders, the Audit Committee may reconsider its recommendation.

One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION.

AUDIT FEES

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Wellman's annual financial statements for the year ended December 31, 2000 and for the reviews of the financial statements included in Wellman's Quarterly Reports on Form 10-Q for that fiscal year were $470,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

Ernst & Young LLP did not render any professional services to us in 2000 with respect to financial information systems design and implementation.

ALL OTHER FEES

The aggregate fees billed by Ernst & Young LLP for services rendered to Wellman, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the year ended December 31, 2000 were $468,000.

                       FINANCE AND AUDIT COMMITTEE REPORT

The Finance and Audit Committee operates under a charter that was last amended and restated on March 21, 2001, a copy of which is attached to this Proxy Statement as Exhibit A. As set forth in the charter, the role of the Committee is to assist the Board of Directors in its oversight of Wellman's financial reporting process. In the Board of Director's judgment, all of the members of the Audit Committee are "independent" as required by the listing standards of the New York Stock Exchange.

Management is responsible for the preparation, presentation and integrity of Wellman's financial statements, its accounting and financial reporting principles, and the internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee's responsibility is generally to monitor and oversee these processes.

In the performance of its oversight function, the Committee:

     - Reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and the independent auditors;

     - Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

     - Received from the independent auditors written affirmation of their independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect.

The members of the Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. As a result, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. In addition, the Committee's considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the auditors are in fact independent.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in its charter, the Committee recommended to the Board that the audited financial statements be included in Wellman's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC.

                          FINANCE AND AUDIT COMMITTEE

                           James B. Baker (Chairman)
                             Richard F. Heitmiller
                                Gerard J. Kerins
                                James E. Rogers
                              Roger A. Vandenberg

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of non-employee directors, met four times during fiscal 2000. The Committee has responsibility for administering the annual Management Incentive Compensation Plan and stock option plans and the Deferred Compensation and Restricted Stock Plan. The Committee is also responsible for making compensation recommendations to the Board with respect to the five executive officers whose fiscal 2000 compensation is disclosed on the Summary Compensation Table on page 19 of this proxy statement. In this capacity, the Committee determines the salary, management incentive plan awards and stock option grants for those executive officers, following administrative policies and practices which it establishes from time to time in accordance with the terms and provisions of the plans. This Committee Report describes the executive compensation program strategy, the components of the compensation program, and the manner in which 2000 compensation determinations were made by the Committee with respect to the Chairman and Chief Executive Officer, Mr. Thomas M. Duff, whose compensation is determined by the Committee meeting in executive session without Mr. Duff being present. Similar determinations were made by the Committee with respect to the other four executive officers, after taking into consideration the recommendations submitted by Mr. Duff.

Stock Ownership Policy. In February 1998 the Board of Directors, at the recommendation of the Compensation Committee, adopted a Statement of Policy which requires directors and executive officers to beneficially own targeted levels of Wellman Common Stock based on their compensation levels. The Board believes that increasing management's ownership of the Common Stock will more closely align the interests of management and the stockholders and will motivate management to manage Wellman for long-term growth and profitability. In order to implement the Statement of Policy, Wellman adopted the Deferred Compensation and Restricted Stock Plan. Under this Plan, executives are required to defer any amounts payable under the Management Incentive Compensation Plan over their target percentage and may elect to defer up to 50% of any other cash compensation payable to them. Restricted stock awards are granted for such deferred compensation. The number of shares of restricted stock issued is equal to the cash value of the compensation earned divided by 85% of the average of the highest and lowest sales prices of Wellman Common Stock reported on the New York Stock Exchange for a specified 31 day period.

Compensation Strategy. The Committee endeavors to maintain an officer compensation program which is competitive with the practices of public corporations of similar revenue size. The structure for the compensation of the executive officers consists of three primary components: base salary, the Management Incentive Plan and stock options. The Committee believes a substantial component of executive officer total compensation should be based on Wellman's financial performance. The Management Incentive Plan compensates executive officers commensurate with Wellman's financial performance and other strategic goals, and annual stock option grants ensure that longer-term incentive compensation is directly related to increases in the market value of Wellman's Common Stock.

The remainder of this Committee Report describes the components of Wellman's officer compensation program and the manner in which these were administered in 2000.

Base Salary. Base salary forms the foundation of the officer compensation program. The Committee has periodically engaged compensation consultants to survey market practices to ensure executive officer salaries remain competitive in a manner which properly reflects the performance of the incumbent officers. Such surveys have considered the practices of some, but by no means all, of the companies included in the peer groups shown on the Stock Performance Graph.

Mr. Duff's 2000 annual salary shown in the Summary Compensation Table falls within the third quartile of competitive practice for corporations with revenues of comparable size. The third quartile is defined as above the 50(th) percentile and below the 75(th) percentile. The average 2000 salaries of the other executive officers approximated the third quartile of competitive practice for their peers in corporations with revenues of comparable size.

Management Incentive Plan. The Management Incentive Plan ("MIP") was first implemented in 1992. Annual bonuses earned by the executive officers and other plan participants are directly related to achieving targets established for corporate and/or operating unit profit and achieving individual strategic objectives established early in the year. The Committee establishes for each participant in the MIP a maximum targeted award based on a percentage of base salary and the portion of that target award which is to be based upon achieving strategic goals.

Mr. Duff's target MIP award for 2000 was 65% of base salary; 30% of the target award was based upon achieving strategic objectives and 70% was based upon achieving financial objectives. The target awards for the other executive officers ranged from 50% to 65% of base salary; 35% to 50% of the target awards were based upon achieving strategic objectives and 50% to 65% was based upon achieving financial objectives.

Based on his performance in 2000, the Committee recommended the payment of an annual bonus of $154,160 to Mr. Duff (which constitutes 21% of his base salary).

Stock Options. Annual stock option grants represent the third component of Wellman's executive compensation program. All stock options are granted with exercise prices equal to the average of fair market value of the stock on the 20 days preceding the date of grant so that optionees share in the future growth in market value of Wellman's Common Stock. To ensure stock options provide a longer-term stockholder value-based incentive, 20% of the options granted in a year become exercisable (i.e., the optionee can purchase the option shares) on the first through fifth anniversaries of the grant date, provided the optionee remains an employee.

The Chief Executive Officer submits proposed stock option grants for the executive officers (other than himself) to the Committee for approval. In making the final determination of option grants, the Committee considers the individual executive's scope of responsibility, individual performance, the levels of profits and return on assets of the corporation and of its operating divisions (with no specific target levels being established), competitive levels of option grants, and the aggregate number of options awarded to the executive to date. The Committee, in its discretion, assigns relative weights to these factors as it deems appropriate.

The Option Grants Table on page 20 shows the terms and size of 2000 option grants made to the executive officers named in the Summary Compensation Table below.

The values shown under the "Grant Date Value" column of this table represent an estimate of the potential value of these grants. These projections should not be construed as a forecast of future stock price or the compensation that will be realized from the actual exercise of these options.

Unless the future price of Wellman's stock is higher than $17.53 per share, the exercise price of the 2000 options, these options will have no value.

The Committee believes that the compensation paid by the Corporation to the executive officers will be fully deductible.

This report has been provided by the Compensation Committee.

     Marvin O. Schlanger (Chairman)
     Gerard Kerins
     James E. Rogers
     Roger Vandenberg

                              COMPENSATION TABLES

The following table summarizes the compensation for the years ended December 31, 2000, 1999 and 1998 of Wellman's chief executive officer and the four other most highly compensated executive officers whose salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                    LONG-TERM COMPENSATION AWARDS
                                    --------------------------------------   --------------------------------------------
                                                                                             SECURITIES
                                                                OTHER         RESTRICTED     UNDERLYING
                                                               ANNUAL            STOCK        OPTIONS        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY(1)   BONUS(1)   COMPENSATION(2)   AWARDS(1)(3)       (4)       COMPENSATION(5)
---------------------------  ----   ---------   --------   ---------------   -------------   ----------   ---------------
Thomas M. Duff............   2000   $720,000    $154,160       $73,734          $     0        85,000        $170,701
  Chairman, CEO              1999   $715,000    $445,693       $73,075          $ 3,162        84,600        $176,920
                             1998   $695,000    $321,893       $70,668          $89,337        50,000        $149,978
Clifford J. Christenson...   2000   $413,125    $ 83,179       $41,402          $11,030        75,000        $101,318
  President, COO             1999   $389,375    $243,925       $40,102          $15,014        48,600        $ 95,860
                             1998   $375,000    $183,863       $37,416          $45,362        35,000        $ 81,008
John R. Hobson............   2000   $270,000    $ 82,251       $27,600          $ 6,658        35,000        $ 65,856
  Vice President             1999   $253,958    $165,416       $26,194          $14,461        29,400        $ 59,189
  Fibers and Recycled        1998   $215,000    $ 77,252       $21,691          $ 6,902        25,000        $ 49,393
  Products Group
Keith R. Phillips.........   2000   $244,375    $ 76,082       $23,915          $11,101        35,000        $ 54,881
  Vice President             1999   $225,625    $122,447       $22,218          $13,551        26,600        $ 54,078
  Chief Financial            1998   $217,500    $107,590       $21,320          $18,885        20,000        $ 43,921
  Officer and Treasurer
Joseph C. Tucker..........   2000   $224,625    $ 73,627       $23,474          $ 7,399        30,000        $ 50,320
  Vice President             1999   $215,625    $113,688       $22,896          $11,834        24,400        $ 50,768
  Corporate Development      1998   $207,500    $ 99,802       $21,411          $15,436        20,000        $ 48,407

---------------
(1) Under the Deferred Compensation and Restricted Stock Plan, employees may elect to defer specified amounts of salary, bonus and other cash compensation. Restricted stock awards are granted for such deferred amounts for 2000. The amounts of salary and bonus set forth include the following deferred amounts: Mr. Duff, $0 and $0; Mr. Christenson, $18,000 and $41,590; Mr. Hobson, $36,000 and $0; Mr. Phillips, $36,000 and $24,000; and Mr.
    Tucker, $30,000 and $10,000. The shares of restricted stock issued in connection with these deferred amounts are reflected in the Restricted Stock Awards column above.

(2) Includes Wellman's contributions to life insurance premiums or payments in lieu thereof (Mr. Duff, $73,734; Mr. Christenson, $41,402; Mr. Hobson, $27,600; Mr. Phillips, $23,915; and Mr. Tucker, $23,474 in 2000).

(3) These amounts are the dollar values of restricted stock awards granted under the Deferred Compensation and Restricted Stock Plan, which was adopted in 1998. Each value is determined by multiplying the number of shares in each award by the closing market price of Wellman Common Stock on the date of grant and subtracting the consideration paid by the Named Executive Officer. Holders of restricted stock receive the same cash dividends as other stockholders owning Wellman Common Stock.

(4) None of the options granted were options with tandem SARs and no free-standing SARs were granted.

(5) Consists of Wellman's contributions to employee retirement (Mr. Duff, $18,005; Mr. Christenson, $17,960; Mr. Hobson, $17,845; Mr. Phillips, $17,811; and Mr. Tucker, $17,838 in 2000), supplemental retirement (Mr. Duff, $149,296; Mr. Christenson, $79,958; Mr. Hobson, $44,611; Mr. Phillips, $33,670; and Mr. Tucker, $29,082 in 2000), and savings plans ($3,400 for each of Messrs. Duff, Christenson, Hobson, Phillips, and Tucker in 2000).

The aggregate number of all restricted stock and value at December 31, 2000 (determined by taking the number of shares issued at December 31, 2000 multiplied by the closing market price on December 31, 2000, net of any consideration paid) are shown below. The aggregate amount paid for these shares was $1,517,436. Amounts shown do not include the restricted shares issued in connection with the bonuses for 2000 since such bonuses were not paid until March 2001.

                                                    AGGREGATE
                                                    RESTRICTED
                                                      SHARES      NET VALUE
                                                    ----------    ---------
Mr. Duff..........................................    41,348      $  7,354
Mr. Christenson...................................    29,689      $ 43,062
Mr. Hobson........................................    10,648      $ (5,040)
Mr. Phillips......................................    17,168      $ 19,360
Mr. Tucker........................................    14,905      $ 24,660

The following table sets forth certain information relating to option grants pursuant to the Option Plan in the year ended December 31, 2000 to the individuals named in the Summary Compensation Table above.

                                                 OPTION GRANTS IN LAST FISCAL YEAR
                                                         INDIVIDUAL GRANTS
                                 -----------------------------------------------------------------
                                   NUMBER OF      % OF TOTAL
                                  SECURITIES       OPTIONS      EXERCISE
                                  UNDERLYING      GRANTED TO    OR BASE
                                    OPTIONS      EMPLOYEES IN    PRICE     EXPIRATION   GRANT DATE
NAME                             GRANTED(1)(2)   FISCAL YEAR     ($/SH)       DATE       VALUE(3)
----                             -------------   ------------   --------   ----------   ----------
Thomas M. Duff.................     85,000           15.2%       17.53       3/7/11      $770,100
Clifford J. Christenson........     75,000           13.4%       17.53       3/7/11      $679,500
John R. Hobson.................     35,000            6.3%       17.53       3/7/11      $317,100
Keith R. Phillips..............     35,000            6.3%       17.53       3/7/11      $317,100
Joseph C. Tucker...............     30,000            5.4%       17.53       3/7/11      $271,800

---------------

(1) None of the options granted were options with tandem SARs and no free-standing SARs were granted.

(2) All options granted to the named executives were granted on March 7, 2000 pursuant to the Option Plan. The options generally become exercisable in 20% increments on March 7, 2001, 2002, 2003, 2004 and 2005. If a Change of Control (as defined in the Option Plan) occurs, these options would immediately become exercisable.

(3) Based on the Black-Scholes option pricing model. The use of this model should not be construed as an endorsement of its accuracy at valuing options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the actual value realized will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on the following assumptions:

Stock price at March 7, 2000............   $18.3125
Exercise price..........................   $17.5300
Expected option term....................    7 years
Stock price volatility..................       .463
Dividend yield..........................       1.23%
Risk-free interest rate.................       4.98%

The following table sets forth certain information with respect to unexercised options to purchase Wellman Common Stock granted under the Option Plan to the individuals named in the Summary Compensation Table above. No options were exercised in 2000 by such individuals.

                              FY-END OPTION VALUES

                                       NUMBER OF SECURITIES                  VALUE OF
                                      UNDERLYING UNEXERCISED         UNEXERCISED IN-THE-MONEY
                                        OPTIONS AT FY-END               OPTIONS AT FY-END
                                   ----------------------------    ----------------------------
NAME                               EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                               -----------    -------------    -----------    -------------
Thomas M. Duff...................    270,920         196,680        $ 75,886        $303,545
Clifford J. Christenson..........    191,720         144,880        $ 43,594        $174,377
John R. Hobson...................     95,680          80,520        $ 26,372        $105,487
Keith R. Phillips................     92,320          74,280        $ 23,860        $ 95,441
Joseph C. Tucker.................     79,080          66,520        $ 21,887        $ 87,547

STOCK PERFORMANCE GRAPH

The following graph compares the five-year cumulative total return for Wellman Common Stock with the Standard & Poor's ("S&P") 500 Stock Index and the S&P Midcap 400 Index. Due to the unique nature of its operations, Wellman believes there exists no appropriate or comparable line of business or industry index, nor could one be constructed, which would render a meaningful or accurate performance comparison. Wellman has derived an average of approximately 64% of its total sales and 52% of its capacity over the last three years from the sale of man-made fibers, primarily polyester. Wellman also has a significant volume of PET resin sales. The volume of PET resin sales increased 95% over this period of time to approximately 50% of Wellman's total production capacity. Wellman, which is the world's largest PET (polyethylene terephthalate) plastic recycler, believes it is the only major polyester fiber producer to utilize a significant amount of recycled raw material in its manufacturing operation. Wellman believes that its mix of operations is unique and cannot be compared to major publicly-owned competitors.
[STOCK PERFORMANCE GRAPH]

                                                      WELLMAN, INC.               S&P 500 INDEX           S&P MID-CAP 400 INDEX
                                                      -------------               -------------           ---------------------
Dec 95                                                  $100.00                     $100.00                     $100.00
Dec 96                                                  $ 76.45                     $122.96                     $119.20
Dec 97                                                  $ 88.61                     $163.98                     $157.65
Dec 98                                                  $ 47.33                     $210.85                     $187.77
Dec 99                                                  $ 89.00                     $255.21                     $215.41
Dec 00                                                  $ 69.12                     $231.98                     $253.12

The above graph assumes $100 invested on December 31, 1995 in Wellman Common Stock and $100 invested at that time in each of the two indices. The comparison assumes that all dividends are reinvested.

EMPLOYMENT AGREEMENTS

Wellman has entered into change of control employment agreements with Messrs. Duff, Christenson, Hobson, Phillips and Tucker, as well as certain other executive officers. These agreements are intended to encourage such executives to remain in Wellman's employ by providing them with greater security and to reinforce and encourage continued attention and dedication to their duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. A change of control is defined to include the acquisition by any person or group of 20% or more of Wellman's then outstanding stock, a change in the majority of its Board of Directors or approval of a reorganization, merger or consolidation by Wellman's stockholders.

The employment agreements (which include provisions for renewal and for automatic extension upon a change of control) provide for employment as officers of Wellman at base salaries determined by the Board of Directors, plus participation in the executive bonus plan. Provided there has been no change in control, the employment agreements of the executives other than Mr. Duff provide the executive's employment may be terminated upon 30 days notice. Mr. Duff's agreement provides that, provided there has been no change in control, his employment may be terminated at any time but that he will be entitled to one year's compensation in the event of termination other than for cause or disability.

In addition, the executives are eligible to participate in all incentive, savings, retirement and welfare benefit plans applicable to other Wellman executives and shall receive reimbursement for expenses and automobiles. The agreements provide that if the executive is terminated after a change of control, other than for cause, death or disability, or if the executive terminates for good reason (as defined in the agreements), the executive is entitled to receive his salary and bonus through the date of termination and a lump sum severance payment equal to three times the sum of his base salary and annual bonus (and certain other benefits). Further, an additional payment is required in an amount such that after the payment of all taxes, income and excise, the executive will be in the same after-tax position as if no excise tax under Section 4999 of the Internal Revenue Code had been imposed.

                                 OTHER MATTERS

Management does not know of any matters which will be brought before the Annual Meeting other than those specified in the meeting notice. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the form of proxy, or their substitutes acting thereunder, will vote therein in accordance with their best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Wellman's officers and directors, and persons who own more than 10% of a registered class of its equity securities ("insiders"), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulation to furnish Wellman with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to Wellman, it believes that during 2000 all Section 16(a) filing requirements applicable to its insiders were complied with.

FORM 10-K

A copy of Wellman's Annual Report on Form 10-K filed with the SEC is available to stockholders without charge upon written request to Dennis Sabourin, Investor Relations Officer, Wellman, Inc. 595 Shrewsbury Avenue, Shrewsbury, New Jersey 07702.

STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

Under the regulations of the SEC, a record or beneficial owner of shares of Wellman's Common Stock may submit proposals to be included in the proxy statement on proper subjects for action at the 2002 Annual Meeting of Stockholders. All such proposals must be mailed to the Investor Relations Manager at Wellman at 595 Shrewsbury Avenue, Shrewsbury, New Jersey 07702 and must be received at that address on or before December 24, 2001, in order to be included in the proxy relating to the 2002 Annual Meeting. A record or beneficial owner of shares of Wellman's Common Stock may also submit proposals on proper subjects for action at the 2002 Annual Meeting without including such proposals in the proxy statement for such meeting. Wellman must be notified of such owner's intention to do this no later than April 21, 2002.

                                          By order of the Board of Directors,

                                          DAVID K. DUFFELL
                                          -------------------
                                          Secretary

New York, New York
April 23, 2001

                                                                       EXHIBIT A

                                 WELLMAN, INC.
                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operations of the audit committee. The committee shall review and reassess this charter at least annually and recommend any proposed changes to the board of directors for their approval.

The committee shall be appointed by the board of directors. The committee shall be comprised of at least three directors, each of whom shall have no relationship that may interfere with the exercise of their independence from management and the Company, and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the board of directors in its business judgment. At least one member of the committee shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The primary purpose of the audit committee is to provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, the legal compliance and ethics programs as established by management and the board, the selection, evaluation and, where appropriate, replacing of the independent auditors, and the evaluation of the independence of the independent auditors. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, auditors or other experts to advise the committee.

The board and the committee are in place to represent the Company's stockholders. Accordingly, the independent auditors are ultimately accountable to the board and the committee.

RESPONSIBILITIES AND PROCESSES

The committee's role is one of oversight. Management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

The committee recognizes that financial management, including any internal audit staff, as well as the independent auditors, have more time, more knowledge and more detailed information regarding the Company than do committee members. Furthermore, it is recognized that the members of the committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. Consequently, in carrying out its oversight responsibilities, the committee shall not be deemed to provide any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

The independent auditors for the Company are ultimately accountable to the board of directors (as assisted by the committee). The board of directors, with the assistance of the committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors.

The following shall be the principal recurring processes of the committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may diverge from this guide as it deems appropriate given the circumstances.

- The committee shall review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) and shall review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61").

- As a whole or through the committee chair, the committee shall review with the independent auditors the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by SAS No. 61. This review shall occur prior to the Company's release of quarterly financial information and filing of the Form 10-Q.

- The committee shall discuss with management and the independent auditors the quality and adequacy of the Company's internal controls.

- The committee shall:

        - request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1;

        - discuss with the independent auditors any such disclosed relationship and their impact on the independent auditors' objectivity and independence;

        - request from the independent auditors annually a formal written statement of the fees billed for each of the following categories of services rendered by the outsider auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year; (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the independent auditors for the most recent fiscal year, in the aggregate and by each service;

        - if applicable, consider whether the independent auditors' provision of
          (a) information technology consulting services relating to financial information systems design and implementation and (ii) other non-audit services to the Company is compatible with maintaining the independence of the independent auditors; and

        - recommend that the board take appropriate action to oversee the independence of the independent auditors.

- The independent auditors are accountable to the board and the committee, as representatives of the Company's shareholders. The committee, subject to any action that may be taken by the full board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the independent auditors.

Adopted by the Board of Directors on March 21, 2001.

                                 WELLMAN, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               OF THE CORPORATION FOR ANNUAL MEETING MAY 15, 2001

    The undersigned hereby appoints THOMAS M. DUFF, CLIFFORD J. CHRISTENSON and DAVID K. DUFFELL, or any one or more of them, attorneys, with full power of substitution to each for and in the name of the undersigned, with all powers the undersigned would possess if personally present to vote the Common Stock of the undersigned in Wellman, Inc. at the Annual Meeting of its Stockholders to be held May 15, 2001 or at any adjournment thereof.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU INSTRUCT THE PROXIES TO VOTE FOR PROPOSALS 1, 2, 3 AND 4.

    1. ELECTION OF DIRECTORS:

    [ ] FOR all nominees (Except as                      [ ] WITHHOLD AUTHORITY to vote
        marked to the contrary below)                        for all nominees listed below

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                  THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

        James B. Baker    Clifford J. Christenson    Thomas M. Duff
              Richard F. Heitmiller          Gerard J. Kerins
       James E. Rogers       Marvin O. Schlanger       Roger A. Vandenberg

--------------------------------------------------------------------------------

    2. PROPOSED AMENDMENT TO 1997 STOCK OPTION PLAN.

                     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

    3. PROPOSAL TO RATIFY THE ADOPTION OF THE DIRECTORS STOCK OPTION PLAN.

                     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

    4. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF WELLMAN FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                     [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

    5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                          (Continued from other side)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

                                     Dated: .............................., 2001

                                     ...........................................

                                     ...........................................
                                                    SIGNATURE(S)

                                     NOTE: JOINT OWNERS SHOULD EACH SIGN. WHEN
                                     SIGNING AS ATTORNEY, EXECUTOR,
                                     ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                     GIVE FULL TITLE AS SUCH.

                                     PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.